Exhibit 99.1
National American University Holdings, Inc. Announces Pricing of $7.50 Per Share;
Company to Begin Trading on The NASDAQ Global Market on May 27, 2010
Rapid City, South Dakota, May 27, 2010 — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary owns National American University, a for-profit postsecondary education institution, announced today the pricing of an offering of 7,000,000 shares of its Common Stock at $7.50 per share. Of these shares, 3,500,000 shares will be issued and sold by the Company and 3,500,000 shares will be sold by selling stockholders.
The Company expects to use net proceeds from the newly issued shares to retire debt, to pay a one-time special cash dividend to stockholders of record on May 20, 2010, to fund growth initiatives, and for general corporate purposes. The Company will not receive any proceeds from the sale of shares by the selling stockholders.
The Company granted the underwriters an option to purchase an additional 1,050,000 shares to cover over-allotments, on the exact same terms and conditions within 30 days of the closing date of the offering. Stifel, Nicolaus & Company, Incorporated, is acting as sole bookrunner, with William Blair & Company, L.L.C. acting as a co-lead manager and Signal Hill Capital Group, LLC acting as a co-manager.
The Securities and Exchange Commission declared a registration statement relating to the shares of the Company’s Common Stock offered in the public offering effective on May 26, 2010. When available, a copy of the prospectus related to these securities may be obtained from:
•	Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202, Telephone: 443-224-1988;

•	William Blair & Company, L.L.C, Attention: Prospectus Department, 222 West Adams, Chicago, Illinois 60606, Telephone: 800-621-0687; or

•	Signal Hill Capital Group, Attention: Prospectus Department, 300 East Lombard Street, Suite 1700, Baltimore, MD 21202, Telephone: 443-478-2400.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Company to Begin Trading on NASDAQ
The Company also announced that it has received approval to list its Common Stock on The NASDAQ Global Market (“NASDAQ”). The Company anticipates that its Common Stock will commence trading on NASDAQ on May 27, 2010, under the symbol “NAUH.”
About National American University Holdings, Inc.
National American University Holdings, Inc., through its wholly owned subsidiary, owns National American University. Accredited by the Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality career education since 1941. National American University opened its first campus in Rapid City, South Dakota, and the university has grown to multiple locations throughout the central United States. In 1998, National American University began offering online courses. Today these online academic degree and diploma programs are delivered through its hybrid learning centers, and provide students the flexibility and convenience to take classes fully online or at times and places of their choice to fit their busy lifestyles.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Form S-1 on file with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.
Contacts:
National American University Holdings, Inc.
Contact: Dr. Ronald Shape
605-721-5220
rshape@national.edu
Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com